EXHIBIT 99.1

Marlin Business Services Corp. Reports Second Quarter 2009 Results

 * Net income of $946,000

 * Net Income on an Adjusted Basis of $555,000, which excludes the impact of derivatives

 * Strong capital position, equity to assets leverage ratio of 21.24%

 * Total risk-based capital of 25.63%

 * Pricing on new originations improved 193 basis points year over year

 * Lower 30+ lease delinquencies and charge-offs
   quarter-over-quarter reflect the Company's credit discipline

MOUNT LAUREL, N.J., Aug. 6, 2009 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported a second quarter 2009 GAAP net income of $946,000 or $0.08 per diluted share and net income on an adjusted basis of $555,000 or $0.04 per share.

Included in net income and net income on an adjusted basis is an after-tax severance charge of $424,000 related to a previously announced workforce reduction.

"Despite the economy's poor fundamentals, I am encouraged with the positive strides taken to strengthen our business franchise and position Marlin to capitalize on growth once the economy and capital markets return to a more normal state," says Daniel P. Dyer, Marlin's CEO. "Our disciplined operating approach along with the decision to tighten credit standards early in the credit cycle is working, evidenced by lower delinquencies and charge-offs and positive financial results posted this quarter."

Second quarter 2009 lease production was $15.8 million, based on initial equipment cost, compared to $36.3 million for the first quarter of 2009 and $62.5 million for the second quarter of 2008. The company's conservative underwriting standards are reflected in lease approval rates which were 36% for the second quarter of 2009, versus 41% for the first quarter of 2009 and 49% for the second quarter a year ago.

The reduction in approval rates and leasing volumes reflects management's actions to maintain tighter underwriting standards and disciplined pricing practices in this current period of limited funding visibility and uncertain economic conditions. Weaker demand for equipment was also a contributor to the volume reduction.

The average implicit yield on new lease production continues to improve and was 15.83% for the second quarter of 2009, up 143 basis points from the first quarter of 2009 and up 193 basis points from the second quarter of 2008.

The net interest and fee margin for the quarter ended June 30, 2009 was 9.69%, down 39 basis points from the first quarter of 2009 and down 4 basis points from 9.73% for the quarter ended June 30, 2008. The reduction from first quarter 2009 was driven by fee income and interest expense. Fee income as a percentage of average total finance receivables was 2.99% for the quarter ended June 30, 2009, down 13 basis points from the first quarter of 2009 due to lower late fee billings and up 11 basis points from 2.88% for the quarter ended June 30, 2008. Interest expense as a percentage of average total finance receivables was 5.08% for the second quarter of 2009 versus 4.86% for the first quarter of 2009 and 5.13% for the quarter ended June 30, 2008. The increase from first quarter 2009 was primarily due to higher conduit pricing, partially offset by a shift in mix between long term fixed-rate term securitizations and shorter term variable-rate facilities.

30+ day delinquencies demonstrated improvement in the second quarter of 2009. Leases over 30 days delinquent were 4.41% as of June 30, 2009, a decrease compared to 4.87% at March 31, 2009 and an increase compared to 3.04% at June 30, 2008. On a dollar basis, leases in the 30+ delinquency category totaled $27.4 million at June 30, 2009, down from $33.9 million at March 31, 2009 and up from $24.9 million at June 30, 2008. Leases over 60 days delinquent were 2.26% as of June 30, 2009, a decrease from 2.34% as of March 31, 2009 and an increase from 1.12% at June 30, 2008. On a dollar basis, leases over 60 days delinquent totaled $14.1 million at June 30, 2009, a decrease compared to $16.3 million at March 31, 2009 and an increase compared to $9.2 million at June 30, 2008.

Net lease charge-offs in the second quarter of 2009 were $7.6 million, or 5.26% of average net investment in leases on an annualized basis, compared to $8.0 million or 5.03% of average net investment in leases on an annualized basis during first quarter 2009.

The provision for credit losses was $6.8 million for the quarter ended June 30, 2009, down from $8.7 million for the first quarter of 2009, due to improvements in the credit migration of the lease portfolio and the declining portfolio. The allowance as a percentage of total finance receivables, which reflects management's estimate of future losses inherent in the portfolio, was strengthened to 2.52% at June 30, 2009 versus 2.47% at March 31, 2009 and 1.79% at June 30, 2008.

A $646,000 gain was reported on derivatives for the second quarter of 2009 due to a reclassification from accumulated other comprehensive income of $409,000 related to a change in a forecasted transaction and $237,000 representing a mark-to-market increase in the fair value of derivative contracts.

Salaries and benefits were $5.1 million for the second quarter ended June 30, 2009, down from $5.9 million for the first quarter of 2009. The decrease is primarily due to previously announced reductions in work force occurring in both the first and second quarters of 2009. In the second quarter ended June 30, 2009 the Company recorded a pre-tax severance adjustment of $700,000 versus a pretax severance adjustment of $500,000 in the first quarter of 2009.

General and administrative expenses were $3.3 million for the second quarter ended June 30, 2009, compared to $3.4 million for the first quarter 2009. The decrease from the first quarter is primarily related to continued reductions in discretionary spending.

At June 30, 2009, the Company has outstanding $89.3 million of leases and loans funded through its banking subsidiary, Marlin Business Bank, and has $77.3 million in FDIC insured deposits outstanding at an average borrowing rate of 3.41% with a weighted average term to maturity of 2.39 years. Second quarter 2009 average deposit outstandings were $74.4 million at a weighted average interest rate of 3.75%.

In conjunction with this release, static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Friday, August 7, 2009 at 9:00 a.m. ET to discuss our second quarter 2009 results. If you wish to participate, please call 888-208-1332 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 90 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                     MARLIN BUSINESS SERVICES CORP.
                            AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                                                              Dec. 31,
                                                              -------
                                                                2008
                                                   June 30,     (as
                                                   -------   restated)
                                                     2009       (1)
                                                  ---------  ---------
                                                 (Dollars in thousands,
                                                 except per-share data)

 ASSETS
 Cash and due from banks                          $   3,242  $   1,604
 Interest-earning deposits with banks                50,287     38,666
                                                  ---------  ---------
   Total cash and cash equivalents                   53,529     40,270
 Restricted interest-earning deposits with banks     67,751     66,212
 Net investment in leases and loans                 555,082    669,109
 Property and equipment, net                          2,816      2,961
 Property tax receivables                             1,855      3,120
 Other assets                                         9,613     12,759
                                                  ---------  ---------
     Total assets                                 $ 690,646  $ 794,431
                                                  =========  =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Short-term borrowings                            $  98,132  $ 101,923
 Long-term borrowings                               328,071    441,385
 Deposits                                            77,305     63,385
 Other liabilities:
   Fair value of derivatives                          9,693     11,528
   Sales and property taxes payable                   9,413      6,540
   Accounts payable and accrued expenses              8,392      7,926
   Net deferred income tax liability                 12,979     15,119
                                                  ---------  ---------
     Total liabilities                              543,985    647,806
                                                  ---------  ---------

 Commitments and contingencies

 Stockholders' equity:
   Common Stock, $0.01 par value; 75,000,000 shares
    authorized; 12,595,437 and 12,246,405 shares
    issued and outstanding, respectively                126        122
  Preferred Stock, $0.01 par value; 5,000,000 shares
   authorized; none issued                               --         --
  Additional paid-in capital                         83,841     83,671
  Stock subscription receivable                          (3)        (5)
  Accumulated other comprehensive income (loss)         (40)       167
  Retained earnings                                  62,737     62,670
                                                  ---------  ---------
   Total stockholders' equity                       146,661    146,625
                                                  ---------  ---------
     Total liabilities and stockholders' equity   $ 690,646  $ 794,431
                                                  =========  =========

 (1) Certain items have been restated from amounts previously reported, to reflect the impact of correcting an immaterial error in previously filed Consolidated Financial Statements. This adjustment is described in Note 15 to the Company's Consolidated Financial Statements to be
 filed as part of its Form 10-Q for the quarterly period ended June 30,
 2009.

                    MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
          Condensed Consolidated Statements of Operations
                            (Unaudited)

                          Three Months Ended       Six Months Ended
                                 June 30,              June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                           ----        ----        ----        ----
                         (Dollars in thousands, except per-share data)

 Interest income        $   17,281  $   21,870  $   36,353  $   44,823
 Fee income                  4,380       5,252       9,414      10,487
                        ----------  ----------  ----------  ----------
   Interest and fee
    income                  21,661      27,122      45,767      55,310
 Interest expense            7,444       9,359      15,276      19,606
                        ----------  ----------  ----------  ----------
   Net interest and
    fee income              14,217      17,763      30,491      35,704
 Provision for credit
  losses                     6,793       6,530      15,542      13,536
                        ----------  ----------  ----------  ----------
   Net interest and fee
    income after
    provision for
    credit losses            7,424      11,233      14,949      22,168
                        ----------  ----------  ----------  ----------
 Other income:
     Insurance income        1,322       1,544       2,865       3,106
     Gain (loss) on
      derivatives              646          --        (661)         --
     Other income              387         477         795       1,035
                        ----------  ----------  ----------  ----------
       Other income          2,355       2,021       2,999       4,141
                        ----------  ----------  ----------  ----------
 Other expense:
     Salaries and
      benefits               5,057       6,344      10,942      12,215
     General and
      administrative         3,287       3,994       6,686       8,296
     Financing related
      costs                     55         231         310         597
                        ----------  ----------  ----------  ----------
       Other expense         8,399      10,569      17,938      21,108
                        ----------  ----------  ----------  ----------
         Income before
          income taxes       1,380       2,685          10       5,201
 Income tax (benefit)
  expense                      434         985         (57)      2,142
                        ----------  ----------  ----------  ----------
         Net income     $      946  $    1,700  $       67  $    3,059
                        ==========  ==========  ==========  ==========

 Basic earnings per
  share                 $     0.08  $     0.14  $     0.01  $     0.25
 Diluted earnings per
  share                 $     0.08  $     0.14  $     0.01  $     0.25

 Weighted average
  shares used in
  computing basic
  earnings per share    12,593,514  12,185,532  12,456,874  12,192,844
 Weighted average
  shares used in
  computing diluted
  earnings per share    12,603,305  12,239,736  12,465,312  12,258,264

                    MARLIN BUSINESS SERVICES CORP.
                         AND SUBSIDIARIES
   Net Income on an Adjusted Basis Reconciliation to GAAP Results

                                        Three Months     Six Months
                                       Ended June 30,  Ended June 30,
                                       --------------  --------------
                                        2009    2008    2009    2008
                                        ----    ----    ----    ----
                                           (Dollars in thousands)
                                                 (Unaudited)

 Net income as reported                $  946  $1,700  $   67  $3,059
                                       ------  ------  ------  ------

 Deduct:
   Gain (loss) on derivatives             646      --    (661)     --
   Tax effect                            (255)     --     261      --
                                       ------  ------  ------  ------
    Gain (loss) on derivatives,
     net of tax                           391      --    (400)     --
                                       ------  ------  ------  ------
 Net Income on an Adjusted Basis       $  555  $1,700  $  467  $3,059
                                       ======  ======  ======  ======

Net Income on an Adjusted Basis is defined as net income excluding the gain (loss) on derivatives, net of tax. The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.

                       SUPPLEMENTAL QUARTERLY DATA
              (Dollars in thousands, except share amounts)
                               (Unaudited)

 Quarter Ended:  6/30/2008  9/30/2008 12/31/2008  3/31/2009  6/30/2009
 --------------  ---------  --------- ----------  ---------  ---------

 New Asset
  Production:

 # of Sales Reps        92         91         86         58         33
 # of Leases         6,276      5,837      5,558      3,811      1,831
 Leased
  Equipment
  Volume           $62,467    $59,005    $58,098    $36,280    $15,811

 Approval
  Percentage           49%        49%        47%        41%        36%

 Average Monthly
  Sources            1,047        981        936        692        374

 Implicit Yield
  on New Leases     13.90%     13.87%     13.76%     14.40%     15.83%

 Net Interest and
  Fee Margin:

 Interest Income
  Yield             11.98%     11.92%     11.88%     11.82%     11.78%
 Fee Income
  Yield              2.88%      3.14%      3.13%      3.12%      2.99%
                  --------   --------   --------   --------   --------
 Interest and
  Fee Income
  Yield             14.86%     15.06%     15.01%     14.94%     14.77%
 Cost of Funds       5.13%      4.98%      4.99%      4.86%      5.08%
                  --------   --------   --------   --------   --------
 Net Interest
  and Fee Margin     9.73%     10.08%     10.02%     10.08%      9.69%

 Average Total
  Finance
  Receivables     $730,267   $706,508   $680,645   $645,570   $586,608
 Average Net
  Investment
  in Leases       $713,171   $690,973   $667,232   $634,314   $577,493

 End of Period
  Net Investment
  in Leases       $714,292   $687,103   $657,657   $611,774   $547,892
 End of Period
  Loans            $15,750    $13,607    $11,452     $9,160     $7,190

 Portfolio
  Asset Quality:
 Total Finance
  Receivables
 30+ Days
  Past Due
  Delinquencies      3.13%       3.58%     3.81%      4.94%      4.53%
 30+ Days
  Past Due
  Delinquencies    $26,195    $28,734    $29,216    $34,910    $28,493

 60+ Days
  Past Due
  Delinquencies      1.16%      1.41%      1.59%      2.38%      2.32%
 60+ Days
  Past Due
  Delinquencies     $9,687    $11,320    $12,203    $16,824    $14,579

 Leasing
 30+ Days
  Past Due
  Delinquencies      3.04%      3.52%      3.72%      4.87%      4.41%
 30+ Days
  Past Due
  Delinquencies    $24,930    $27,739    $28,113    $33,895    $27,399

 60+ Days
  Past Due
  Delinquencies      1.12%      1.36%      1.53%      2.34%      2.26%
 60+ Days
  Past Due
  Delinquencies     $9,156    $10,735    $11,559    $16,281    $14,055

 Loans
 30+ Days
  Past Due
  Delinquencies      7.62%      6.87%      8.91%     10.04%     13.55%
 30+ Days
  Past Due
  Delinquencies     $1,265       $995     $1,103     $1,015     $1,094

 60+ Days Past
  Due
  Delinquencies      3.20%      4.04%      5.20%      5.37%      6.49%
 60+ Days Past
  Due
  Delinquencies       $531       $585       $644       $543       $524

 Net
  Charge-offs -
  Leasing           $5,448     $6,653     $7,862     $7,973     $7,593
 % on Average
  Net Investment
  in Leases
  Annualized         3.06%      3.85%      4.71%      5.03%      5.26%

 Net
  Charge-offs -
  Other Finance
  Receivables         $283       $483       $550       $749       $531
 % on Average
  Other Finance
  Receivables
  Annualized         6.62%     12.44%     16.40%     26.62%     23.30%

 Allowance for
  Credit Losses    $12,873    $14,339    $15,283    $15,309    $13,978
 % of 60+
  Delinquencies    132.89%    126.67%    125.24%     91.00%     95.88%

 90+ Day
  Delinquencies
  (Non-earning
  total finance
  receivables)      $4,704     $5,370     $6,380     $8,263     $7,650

 Balance Sheet:

 Assets

 Investment in
  Leases and
  Loans           $719,924   $693,767   $664,902   $619,129   $554,712
 Initial Direct
  Costs and Fees    22,991     21,282     19,490     17,114     14,348
 Reserve for
  Credit Losses    (12,873)   (14,339)   (15,283)   (15,309)  (13,978)
 Net Investment
  in Leases
  and Loans       $730,042   $700,710  $669,109    $620,934   $555,082
 Cash and Cash
  Equivalents       44,981     25,367     40,270     50,466     53,529
 Restricted
  Cash              65,136     64,294     66,212     71,382     67,751
 Other Assets       14,033     12,162     18,840     20,857     14,284
 Total Assets     $854,192   $802,533   $794,431   $763,639   $690,646

 Liabilities
 Total Debt       $618,330   $565,914   $543,308   $499,852   $426,203
 Deposits          $43,618    $47,172    $63,385    $74,853    $77,305
 Other
  Liabilities       40,680     37,829     41,113     43,278     40,477
 Total
  Liabilities     $702,628   $650,915   $647,806   $617,983   $543,985

 Stockholders'
  Equity
 Common Stock         $122       $122       $122       $126       $126
 Paid-in
  Capital, net      83,319     83,661     83,666     83,561     83,838
 Other
  Comprehensive
  Income           (2,836)    (2,182)        167        178       (40)
 Retained
  Earnings          70,959     70,017     62,670     61,791     62,737
 Total
  Stockholders'
  Equity          $151,564   $151,618   $146,625   $145,656   $146,661

 Total Liabilities
 and Stockholders'
  Equity          $854,192   $802,533   $794,431   $763,639   $690,646

 Capital and
  Leverage:
 Tangible Equity  $151,564   $151,618   $146,625   $145,656   $146,661
 Debt to
  Tangible Equity     4.37       4.04       4.14       3.95       3.43
 Equity to Assets   17.74%     18.89%     18.46%     19.07%     21.24%

 Regulatory
  Capital Ratios:
 Tier 1 Leverage
  Capital              n/a        n/a        n/a     19.19%     20.12%
 Tier 1 Risk-based
  Capital              n/a        n/a        n/a     21.48%     24.36%
 Total Risk-based
  Capital              n/a        n/a        n/a     22.74%     25.63%

 Expense Ratios:

 Salaries and
  Benefits
  Expense           $6,344     $5,620     $5,082     $5,885     $5,057
 Salaries and
  Benefits
  Expense
 Annualized
  % of Avg.
  Fin. Recbl.        3.47%      3.18%      2.99%      3.65%      3.45%

 Total personnel
  end of quarter       291        286        284        230        169

 General and
  Administrative
  Expense           $3,994     $3,333     $3,611     $3,399     $3,287
 General and
  Administrative
  Expense
   Annualized %
   of Avg. Fin.
   Recbl.            2.19%       1.89%      2.12%     2.11%      2.24%

 Efficiency
  Ratio             52.25%     45.13%     45.67%      50.94%    52.39%

 Net Income:
 Net Income
  (Loss)            $1,700     ($941)   ($7,348)     ($879)       $946

 Annualized
  Performance
  Measures:
 Return on
  Average
  Assets             0.79%     -0.46%     -3.71%     -0.45%      0.52%
 Return on
  Average
  Stockholders'
  Equity             4.50%     -2.47%    -19.64%     -2.39%      2.58%

 Per Share Data:

 Number of
  Shares -
  Basic         12,185,532 11,843,300 11,799,939 11,677,264 12,593,514
 Basic Earnings
  (Loss) per
  Share              $0.14     ($0.08)    ($0.62)    ($0.08)     $0.08

 Number of
  Shares -
  Diluted       12,239,736 11,843,300 11,799,939 11,677,264 12,603,305
 Diluted
  Earnings
  (Loss)
  per Share          $0.14     ($0.08)    ($0.62)    ($0.08)     $0.08

 Net investment in total finance receivables includes net
 investment in direct financing leases and loans.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          888-479-9111 Ext. 4108
          lwilson@marlinleasing.com